UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )
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FirstMerit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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III CASCADE PLAZA
Akron, Ohio 44308
December 22, 2008
Dear Shareholder:
According to our latest records, we have not yet received your proxy for the important Special Meeting of FirstMerit Corporation Shareholders to be held on January 5, 2009. Your Board of Directors unanimously recommends that shareholders vote their shares FOR all of the items on the agenda.
Since approval of Proposal 1 requires the affirmative vote of the holders of Common Shares entitled to exercise at least two-thirds of the voting power of the Corporation, your vote is important, no matter how many or how few shares you may own
If you fail to vote your shares it will have the same effect as a vote AGAINST Proposal 1.
Please help FirstMerit avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Thank you for your continuing support,

Paul G. Greig
Chairman, President and Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.